                                                                       EXHIBIT 3

                          ALLIANCE GAMING CORPORATION
                          ---------------------------

                            STOCK PURCHASE AGREEMENT
                            ------------------------

         AGREEMENT, dated as of September 15, 1995, by and among ALLIANCE GAMING CORPORATION, a Nevada corporation (the "Company"), and each of the persons identified on the signature pages hereof. The persons identified on the signature pages hereof are sometimes hereinafter collectively referred to as the "Purchasers" and individually as a "Purchaser."

         WHEREAS, the Company desires to issue and sell, and the Purchasers desire to purchase, shares of Non-Voting Junior Convertible Special Stock, Series B (the "Special Stock"), of the Company, subject to the terms and conditions herein;

         NOW, THEREFORE, in reliance upon the representations and warranties made herein and in consideration of the premises and the mutual covenants and conditions herein contained, the Company and each Purchaser, severally and not jointly, hereby agree as follows:

                                   SECTION 1


                     SALE AND PURCHASE OF THE SHARES; FEES
                     -------------------------------------

         1.1 Sale of Shares. At the Closing (as defined in Section 2.2 hereof),
             --------------
and subject to the terms and conditions hereof, the Company will issue and sell to the Purchasers and each Purchaser will purchase from the Company the number of shares (the "Shares") of Special Stock set forth below its name on the signature page hereof at a purchase price of $4.50 per share (the "Purchase Price").

         1.2 Issue of Special Stock.  On or before the Closing, the Company will
             ----------------------
have authorized the issuance of up to 6,666,667 shares of Special Stock pursuant to a Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights of Special Stock and Qualifications, Limitations and Restrictions thereof of Special Stock in the form attached hereto as Annex A (the "Certificate") which will be filed with the appropriate officials of the State of Nevada on or before the Closing Date; and the Company will have authorized, subject to stockholder approval as provided herein, the issuance of 6,666,667 shares of Common Stock, par value $0.10 per share (the "Common Stock"), subject to adjustment as provided in the Certificate, to be issued upon the conversion of the Shares in accordance with the Certificate.

         The Special Stock will automatically convert, upon the approval of the Company's stockholders, into shares of Common Stock.

         Pursuant to the Certificate, if the approval for conversion shall not have occurred within six months following the Closing Date, the Company shall immediately make an offer to each holder of the Shares by registered mail to redeem, out of funds legally available therefor, on a date specified in such offer (which shall not be less than 30 nor more than 60 days after the date of such notice), all such holder's Shares at a cash price equal to the greater of
(i) the Quoted Price (as defined in the Certificate) of the Common Stock on the date notice is sent or (ii) 125% of the original issue price of the Shares, upon the acceptance of such offer received by the Company at least 10 days prior to the redemption date specified in the Company's offer. If the holder of any Share shall accept such offer, such Shares shall be redeemed on the specified redemption date, and on surrender of the certificates evidencing the Shares will receive payment of the redemption price.

         1.3 Commitment Fees. Each Purchaser shall be paid a commitment fee (the
             ---------------
"First Commitment Fee") on September 19, 1995 equal to 1.5% of its total committed purchase amount for the period from the date hereof to November 2, 1995 (the "First Commitment Period"). In addition, if at the option of the Company the First Commitment Period is extended by notice to each Purchaser on or before November 2, 1995, each Purchaser shall be paid on the earlier of (i) the Closing Date, (ii) the termination of the Tender Offer or (iii) December 15, 1995, an additional commitment fee equal to 0.25% of such Purchaser's total committed purchase amount for each week after November 2, 1995, until such time as any of the events specified in clauses (i) through (iii) above shall have occurred (the "Second Commitment Fee", and together with the First Commitment Fee, the "Commitment Fees"). The Commitment Fees shall be payable in immediately available funds by wire transfer (to the extent wire transfer instructions have been provided to Donaldson, Lufkin & Jenrette Securities Corporation (the "Placement Agent") by such Purchaser) or by check sent by first class mail to the address of such Purchaser listed on the signature page hereof.


                                   SECTION 2

                         CLOSING, PAYMENT AND DELIVERY
                         -----------------------------

         2.1 Closing Date and Place of Closing. The closing of the purchase and
             ---------------------------------
sale of the Shares hereunder (the "Closing") shall be held at the offices of Milbank, Tweed, Hadley & McCloy, 1 Chase Manhattan Plaza, New York, New York at 10:00 a.m. Eastern Time on the Closing Date, as set forth in Section 2.2.

         2.2 Payment; Closing. Upon the satisfaction of the conditions set forth
             ----------------
in Section 2.3 hereof, and subject to obtaining Nevada gaming authority approval for issuance of the Shares, the Company shall notify each Purchaser of the date (the "Closing Date"), place and time of the closing (the "Closing"), which shall in no event be later than 10 business days after the time that all of the conditions set forth in Section 2.3 have been satisfied, at which time each Purchaser shall pay to the Company, by wire transfer of immediately available funds to the account specified by the Company in such notice of Closing or such other form of payment as shall be mutually agreed upon by the Company and the Purchaser, the Purchase Price, and the Company shall deliver to the Purchaser a certificate or certificates representing the number of Shares purchased as set forth below such Purchaser's name on the signature page hereof appropriately legended to reflect the restrictions of this Agreement and the Securities Act of 1933, as amended (the "Securities Act").

         2.3 Conditions to Closing. The several obligations of the Purchasers to
             ---------------------
purchase the Shares on the Closing Date hereunder are subject to the following conditions:

               (a) the tender offer by the Company's subsidiary, BGII Acquisition Corp., a Delaware corporation ("BGII"), for 4.4 million shares of Common Stock, $.01 par value, of Bally Gaming International, Inc., a Delaware corporation ("Bally"), as the same may be amended from time to time (the "Tender Offer"), shall have been consummated on or before December 15, 1995;

               (b) the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though made on and as of such date (except for those made as of a specified date, which shall be true and correct as of such date) and the Company shall have performed in all material respects its obligations hereunder required to be performed on or before the Closing Date and the Placement Agent shall have received an Officers' Certificate addressed to the Purchasers and signed by the Chief Executive Officer and the Chief Financial Officer to the effect of the foregoing;

               (c) the Purchasers shall have received a legal opinion or opinions covering the matters set forth in Annex B; and

               (d) no injunction, writ, restraining order or other order of any nature arising out of the Tender Offer or the purchase of the Shares hereunder shall have been issued by any governmental or judicial authority and remain in force against such Purchaser preventing such Purchaser from purchasing Shares or against the Company preventing the Company from issuing the Shares and the Placement Agent shall have received an Officers' Certificate addressed to the Purchasers and signed by the Chief Executive Officer and the Chief Financial Officer to the effect of the foregoing insofar as the foregoing relates to the Company.


                                   SECTION 3

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                 ---------------------------------------------

         The Company hereby represents and warrants to each Purchaser as follows:

         3.1 Due Organization and Qualification. The Company is duly organized
             ----------------------------------
and existing and in good standing under the laws of the State of Nevada and qualified and licensed to do business in, and in good standing in, any state where the failure to be so licensed or qualified could reasonably be expected to have a material adverse effect on the business, operations, condition (financial or otherwise), finances, or prospects of the Company.

         3.2 Due Authorization; No Conflict. The execution, delivery and
             ------------------------------
performance of this Agreement is within the Company's corporate powers, has been duly authorized, and is not in conflict with nor constitutes a breach of any provision contained in the Company's Articles or Certificate of Incorporation or By-laws, nor will it constitute an event of default under any material agreement to which the Company is a party or by which its properties or assets may be bound, nor will it violate the requirements of all applicable laws, rules, regulations, and orders of any governmental authority, including any Gaming Authority, other than laws, rules, regulations and orders the non-compliance with which, individually or in the aggregate, would not have and could not reasonably be expected to have a material adverse effect on the business, operations, condition (financial or otherwise), finances, or prospects of the Company. "Gaming Authorities" as used herein means all regulatory authorities and other bodies regulating or having jurisdiction over the gaming activities of the Company or any of its subsidiaries (or any entity under the control of the Company or any of its subsidiaries), including, without limitation, the Nevada Gaming Commission.

         3.3 Litigation. There are no actions or proceedings pending by or
             ----------
against the Company before any court or administrative agency and the Company does not have knowledge or belief of any pending, threatened, or imminent litigation, governmental investigations, or claims, complaints, actions, or prosecutions involving the Company, except for: (a) ongoing collection matters in which the Company is the plaintiff; and (b) matters that would not reasonably be expected in the Company's good faith judgment to have a materially adverse effect on the condition (financial or otherwise), finances, results of operations or prospects of the Company

         3.4 Capitalization. As of September 14, 1995, the Company's authorized
             --------------
capital stock consists of 175,000,000 shares of Common Stock and 10,000,000, of which as of July 31, 1995 11,654,150 shares of Common Stock and 1,333,333 shares of Special Stock were issued and outstanding. As of the date hereof, the Company had reserved 18,454,834 shares of Common Stock for issuance upon the exercise of outstanding convertible debentures, options and warrants. All of the issued and outstanding shares of Common Stock are validly issued, fully paid and non-assessable. All of the Shares being issued to the Purchasers pursuant to this Agreement, and (subject to stockholder approval as contemplated hereby) all of the shares of Common Stock issuable upon conversion of the Shares (the "Conversion Shares"), upon issuance will be validly issued, fully paid and non-assessable shares of Special Stock and Common Stock respectively. Except for the foregoing and as disclosed in the Company's Reports (as hereinafter defined), as of the date hereof there are no outstanding options, warrants or other rights of any kind to acquire any additional shares of capital stock of the Company or securities convertible into or exchangeable for, or which otherwise confer on the holder thereof any right to acquire, any such additional shares, nor is the Company committed to issue any such option, warrant, right or security.

         3.5 No Restrictive Agreements. The issuance and delivery of the Shares
             -------------------------
to the Purchasers, and the issuance and delivery of the Conversion Shares upon conversion of the Shares, is not and will not be subject to any preemptive rights.

         3.6 Valid Agreement. This Agreement constitutes a valid and binding
             ---------------
agreement of the Company enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity.

         3.7 Financial Information. The financial statements included in the
             ---------------------
Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1994 together with the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 1994, December 31, 1994 and March 31, 1995 (collectively, the "Exchange Act Documents") present fairly in all material respects in accordance with generally accepted accounting principles consistently followed (except as disclosed therein) the financial position and results of operations of the Company at the dates and for the periods to which they relate

(subject, in the case of the unaudited financial statements, to normal year-end adjustments).

         3.8 Consents. Except for those consents and filings contemplated by
             --------
Section 5 hereof and such approvals as at the time of the Closing will have been obtained, no consent, approval, qualification, order or authorization of, or filing with any governmental authority is required in connection with the Company's execution, delivery or performance of this Agreement or the offer, sale or issuance of the Shares by the Company other than as required under "Blue Sky" laws.

         3.9 Company Reports; Private Placement Memorandum. Since June 30, 1994,
             ---------------------------------------------
all reports, proxy statements, registration statements and other filings required to be filed by the Company with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including without limitation the Company's Schedule 14D-1 and Schedule 13D, each as amended, have been duly filed with the SEC, and none of such documents and the Private Placement Memorandum, dated September 1995, when taken together with such documents as a whole (collectively, the "Company Reports"), contained as of their respective dates any untrue statement of a material fact or omitted to state a material fact required to be stated therein, or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to
--------  -------
any projections or other forward-looking information or statements contained in the Private Placement Memorandum except that such projections or forward-looking information or statements were made in good faith based upon reasonable assumptions and provided further that no representation or warranty is made with respect to information concerning any person other than the Company and its affiliates on the date hereof.

                                   SECTION 4

            REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASERS
            -------------------------------------------------------

         Each Purchaser represents and warrants to the Company and agrees, severally and not jointly, and only as to itself, as follows:

         4.1 Experience. It is experienced in evaluating and investing in
             ----------
companies such as the Company, and has such knowledge and experience in evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment. It is an "accredited investor," as such term is defined in Regulation D under the Securities Act. It has completed and delivered to the Placement Agent an investor's questionnaire, and all information set forth therein is true and correct as of the date hereof. It acknowledges that it has received all information relating to the Company reasonably requested by it and that it has had an opportunity to ask questions and receive answers concerning the investment contemplated hereby.

         4.2 Investment. It is acquiring the Shares for investment for its own
             ----------
account and not with the view to, or for resale in connection with, any distribution thereof (subject to the provisions of Sections 5.2 and 5.3 hereof). It understands that the Shares have not been registered under the Securities Act by reason of exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of its investment intent as expressed herein. It acknowledges that the Company may place restrictive legends on, and stop transfer orders against, the certificates representing the Shares being acquired by it.

         4.3 Rule 144. It acknowledges that the Shares must be held indefinitely
             --------
unless they are subsequently registered under the Securities Act or an exemption from such registration is available. It agrees that it will not sell, transfer or assign the Shares or the Conversion Shares for a period of six (6) months after the Closing and thereafter without furnishing an opinion of counsel reasonably satisfactory to the Company to the effect that such sale will not violate the Securities Act. It has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions and that such Rule may not become available for resale of the Shares.

         4.4 Authority. It has full power and authority under all applicable
             ---------
laws to enter into this Agreement and to consummate the transactions herein and has taken all action necessary to authorize its execution and performance of this Agreement. This Agreement when executed and delivered will be duly executed and will constitute a legal, valid and binding obligation of each of the Purchasers, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors, rights generally and general principles of equity. Its source of funds is not an employee benefit plan.

                                   SECTION 5

                            COVENANTS OF THE COMPANY
                            ------------------------

         5.1 Future Reports; Stockholders Meeting.
             ------------------------------------

             (a) Until the earlier of the termination of the Purchaser's commitment to purchase the Shares and the Closing Date and thereafter for a period of two (2) years from the Closing Date for so long as the Purchaser is a holder of Shares or Conversion Shares, the Company will furnish to the Purchaser
(i) all annual, quarterly and periodic reports and proxy statements filed by the Company with the SEC pursuant to the Exchange Act, (ii) all registration statements filed by the Company under the Securities Act, within five (5) days after filing such report or registration statement with the SEC and (iii) all amendments to the Company's offer to purchase Bally. Until the Closing Date and for so long after the Closing Date as any Purchaser holds any Shares or Conversion Shares, the Company will file all reports required to be filed by it under the Exchange Act and will take such further action as any Purchaser may reasonably request, all to the extent required to enable such Purchaser to sell pursuant to Rule 144 adopted by the SEC under the Securities Act. Until the Closing Date and thereafter for so long as the Purchaser is a holder of Shares or Conversion Shares, the Company will also promptly furnish to the Purchasers copies of all reports or other material information relating to the Company which it furnishes to stockholders (as such) of the Company generally.

             (b) The Company shall cause a meeting of its stockholders (the "Stockholders Meeting"), to be duly called and held within six months of the Closing Date for the purpose of approving the conversion of the Shares into shares of Common Stock. The Board of Directors of the Company shall recommend to its stockholders the approval of such conversion and shall use all reasonable efforts to obtain the approval of such stockholders; provided, however, that
                                                     --------  -------
nothing herein shall require the Board of Directors of the Company to act, or refrain from acting, in any manner that it may deem, after consultation with its outside counsel, to be necessary to the proper discharge of the Directors' fiduciary duties to their stockholders. In connection with the Stockholders Meeting, the Company shall prepare and file a preliminary proxy statement relating to the conversion of Shares (the "Preliminary Proxy Statement") with the SEC, and the Company shall use its best efforts to respond to the comments of the SEC and to cause a definitive proxy statement (the "Definitive Proxy Statement") to be mailed to its stockholders. The Definitive Proxy Statement, as of the date of the mailing of the Definitive Proxy Statement by the Company to its stockholders and as of the date of the Stockholders Meeting, (i) will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder and

(ii) will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made not misleading.

         5.2 Piggyback Registration.
             ----------------------

             (a) Right to Include Shares. Whenever the Company proposes to
                 -----------------------
register under the Securities Act an offering of the Common Stock on any form for the registration of securities under such Act, whether or not for its own account (other than by (i) a registration statement on Form S-4 or S-8 or any successor or similar forms, (ii) any registration statement to be used exclusively in the offering and sale of the Company's securities acquired by any of its subsidiaries' employees, directors or consultants pursuant to any employee compensation, option, restricted stock or similar plan arrangement or agreement, (iii) a registration statement filed exclusively in connection with an exchange offer or an offering of securities solely to the securityholders of the Company, or (iv) any registration statement filed exclusively in connection with a rights offering) (a "Piggyback Registration"), it shall give written notice to all Purchasers of its intention to do so no later than twenty (20) days prior to the proposed date of filing such registration statement. Such rights are referred to hereinafter as "Piggyback Registration Rights." Upon the written request of any such Purchaser made within ten (10) days after receipt of any such notice (which request shall specify the Registrable Securities (as defined below) intended to be disposed of by such Purchaser), the Company shall, subject to Section 5.2(e) hereof, include in the registration statement the Registrable Securities which the Company has been so requested to register by the Purchasers thereof (such requesting Purchasers hereinafter the "Holders") and the Company shall keep such registration statement (the "Registration Statement") in effect and maintain compliance with each Federal and state law or regulation for the period necessary for such Holder to effect the proposed sale or other disposition (but in no event for a period greater than 120 days). "Registrable Securities" shall mean any shares of Common Stock issued to a Purchaser and/or its permitted designees or transferees on conversion of Shares and/or other securities that may be or are issued by the Company upon conversion of any Shares, including those which may thereafter be issued by the Company in respect of any such securities by means of any stock splits, stock dividends, recapitalizations, reclassifications or the like, and as adjusted pursuant to the Certificate; provided, however, that as to any particular securities
                 --------  -------
contained in Registrable Securities such securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement; or (ii) they shall have been sold to the public pursuant to Rule

144 (or any successor provision) under the Securities Act or are eligible for sale to the public under Rule 144(k) (or any successor provision) under the Securities Act.

             (b) Withdrawal of Piggyback Registration by Company. If, at any
                 -----------------------------------------------
time after giving written notice of its intention to register any securities in a Piggyback Registration but prior to he effective date of the related Registration Statement, the Company shall determine for any reason not to register such securities, the Company shall give notice of such determination to each Holder and, thereupon, shall be relieved of its obligations to register any Registrable Securities in connection with such Piggyback Registration. All best efforts obligations of the Company pursuant to Section 5.4 hereof shall cease if the Company determines to terminate prior to such effective date any registration where Registrable Securities are being registered pursuant to this
Section 5.2

             (c) Piggyback Registration of Underwritten Public Offerings. If a
                 -------------------------------------------------------
Piggyback Registration involves an offering by or through underwriters, then (i) all Holders requesting to have their Registrable Securities included in the Company's Registration Statement must sell their Registrable Securities to the underwriters selected by the Company on the same terms and conditions as apply to other selling stockholders and (ii) any Holder requesting to have his or its Registrable Securities included in such Registration Statement may elect in writing, not later than three (3) Business Days prior to the filing of the Registration Statement filed in connection with such registration, not to have his or its Registrable Securities so included in connection with such registration.

             (d) Payment of Registration Expenses for Piggyback Registration.
                 -----------------------------------------------------------
The Company shall pay all expenses (including any and all fees, disbursements and expenses incurred in connection with any registration or action incident to performance of or compliance by the Company with Section 5 hereof, including, without limitation, (i) all SEC, national securities exchange and NASD registration and filing fees, all listing fees and all transfer agent fees; (ii) all fees and expenses of complying with state securities or blue sky laws (including the fees and disbursements of counsel of the underwriters in connection with blue sky qualifications of the Registrable Securities); (iii) all printing, mailing, messenger and delivery expenses; (iv) all fees and disbursements of counsel for the Company and of its accountants, including the expenses of any special audits and/or "cold comfort" letters required by or incident to such performance and compliance, and all reasonable fees and disbursements of one counsel for the holders of Shares; and (v) any disbursements of underwriters of their counsel in connection with the preparation of a customary blue sky and legal investment survey, but excluding underwriting discounts and commissions, brokerage fees and transfer taxes, if any (all of such expenses hereinafter referred to as "Registration Expenses") in connection with each registration of Registrable Securities requested pursuant to a Piggyback Registration Right contained in this Section 5.2.

             (e) Priority in Piggyback Registration. If a Piggyback Registration
                 ----------------------------------
involves an offering by or through underwriters, the Company, except as otherwise provided herein, shall not be required to include Registrable Securities therein if and to the extent the underwriter managing the offering reasonably believes in good faith and advises the Company that such inclusion would materially adversely affect such offering; provided that any reduction or elimination of the Registrable Securities shall occur (i) first, to the extent necessary to permit the sale of all of the shares of Common Stock to be sold by the Company or the other stockholders with demand registration rights requesting a registration and (ii) second, pro rata among persons having piggyback registration rights, based on the number of shares requested to be registered by all such stockholders.

         If the Piggyback Registration does not involve an offering by or through underwriters, the Company shall not be required to include Registrable Securities therein if and to the extent the Company reasonably believes such inclusion would adversely affect such offering; provided, however, that a
                                                --------  -------
reduction or elimination in the Registrable Securities included in such registration shall be applied according to the priorities set forth above for an underwritten offering.

         5.3 Demand Registration.
             -------------------

             (a) Request for Registration. If, at any time after a period of six
                 ------------------------
months from the Closing Date, one or more Holders holding in the aggregate at least 10% of the outstanding Registrable Securities request that the Company file a registration statement under the Securities Act with respect to the Registrable Securities held by such Holder or Holders (a "Demand Registration"), as soon as practicable thereafter the Company shall use its best efforts to file a registration statement with respect to all Registrable Securities that it has been so requested to include and obtain the effectiveness thereof, and to take all other action necessary under any Federal or state law or regulation to permit the Registrable Securities that are specified in the notices of the Holders or holders thereof to be sold or otherwise disposed of, and the Company shall maintain such compliance with each such Federal and state law and regulation for the period necessary for such Holders or Holders to effect the proposed sale or other disposition; provided, however, the Company shall be
                                    --------  -------
entitled to defer such registration for a period of (i) up to ninety (90) days if and to the extent that its Board of Directors shall determine that such registration would interfere with a pending corporate transaction or (ii) up to 120 days following the effective date of any registration statement previously filed by the Company under the Securities Act, other than registration statement of the type described in clauses (i) through
(iv) of Section 5.2(a) hereof. The Company shall promptly give written notice to the Holders of any Registrable Securities who or that have not made a request to the Company pursuant to the provisions of this Section 5.3(a) of its intention to effect any required registration or qualification, and shall use its best efforts to effect as expeditiously as possible such registration or qualification of all such other Registrable Securities that are then held, the Holder or Holders of which have requested such registration or qualification, within fifteen (15) days after such notice has been given by the Company, as provided in the preceding sentence. The Company shall be required to effect a registration or qualification pursuant to this Section 5.3(a) in the aggregate on three occasions only.

             (b) Payment of Expenses for Demand Registration. The Company shall
                 -------------------------------------------
pay all Registration Expenses in connection with the Demand Registration.

             (c) Selection of Underwriters. If any Demand Registration is
                 -------------------------
requested to be in the form of an underwritten offering, the managing underwriter shall be selected by the Company and reasonably acceptable to the holders of a majority of the Registrable Securities included in such Demand Registration, which acceptance will not be unreasonably withheld, and the independent pricer required under the rules of the National Association of Securities Dealers, Inc. ("NASD") (if any) shall be so selected and obtained by the Company. All fees and expenses (other than expenses otherwise required to be paid) of any managing underwriter, any co-manager or any independent underwriter or other independent pricer required under the rules of the NASD shall be paid for by such underwriters or by the Holders whose Registrable Securities are being registered.

             (d) Procedure for Requesting Demand Registration. Any request for a
                 --------------------------------------------
Demand Registration shall specify the aggregate number of the Registrable Securities proposed to be sold and the intended method of disposition. Within ten (10) days after receipt of such a request, the Company will given written notice of such registration request to all Holders, and, subject to the limitations of Section 5.3(b) hereof, the Company will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within five (5) business days after the date on which such notice is given. Each such request will also specify the aggregate number of Registrable Securities to be registered and the intended method of disposition thereof.

         5.4 Registration Procedures. If and whenever the Company is required to
             -----------------------
use its best efforts to take action pursuant to any Federal or state law or regulation to permit the sale or other disposition of any Registrable Securities in order to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Article 5, the Company shall, as expeditiously as practicable:

             (a) prepare and file with the SEC, as soon as practicable within ninety (90) days after the end of the period within which requests for registration may be given to the Company under Section 5.3 hereof (but subject to the provision for deferral contained in Section 5.3(a) hereof) a Registration Statement or Registration Statements relating to the registration on any appropriate form under the Securities Act, which form shall be selected by the Company and available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof, subject to Section 5.2(e) hereof, and use its best efforts to cause such Registration Statements to become effective; provided that before filing a Registration Statement or prospectus or any amendment or supplements thereto, including documents incorporated by reference after the initial filing of any Registration Statement, the Company will furnish to the Holders of the Registrable Securities covered by such Registration Statement and the underwriters, if any, copies of all such documents provided to be filed, which documents will be subject to the review of such Holders and underwriters;

             (b) prepare and file with the SEC such amendments and post-effective amendments to a Registration Statement as may be necessary to keep such Registration Statement effective for a reasonable period not to exceed the shorter of the completion of distribution of the registered securities and 120 days; cause the related prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement or supplement to such prospectus;

             (c) notify the selling Holders of Registrable Securities and the managing underwriters, if any, promptly, and (if requested by any such person) confirm such advice in writing, (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or for additional information;
(iii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose; (iv) if at any time the representations and warranties of the Company contemplated by paragraph (m) below cease to be true and correct in all material respects; (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (vi) of the happening of any event that makes any statement of a material fact made in the Registration Statement, the prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in the Registration Statement or prospectus so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

             (d) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment;

             (e) if reasonably requested by the managing underwriters, immediately incorporate in a prospectus supplement or post-effective amendment such information as the underwriters believe (on advice of counsel) should be included therein as required by applicable law relating to the sale of Registrable Securities, including, without limitation, information with respect to the purchase price being paid for the Registrable Securities by such underwriters and with respect to any other terms of the underwritten (or "best-efforts" underwritten) offering; and make all required filing of such prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

             (f) furnish to each selling Holder of Registrable Securities and each managing underwriter, without charge, at least one signed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

             (g) deliver to each selling Holder of Registrable Securities and the underwriters, if any, without charge, as many copies of the prospectus or prospectuses (including each preliminary prospectus) any amendment or supplement thereto as such persons may reasonably request; the Company consents to the use of such prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such prospectus or any amendment or supplement thereto;

             (h) prior to any public offering of Registrable Securities, cooperate with the selling Holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United states as any selling Holder or underwriter reasonably requests in writing, keep each such registration or qualification effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; provided that the Company will not be required to qualify to do business in any jurisdiction where it is not then so qualified or to take any action which would subject the Company or any of its subsidiaries to general service of process in any jurisdiction where it is not at the time so subject;

             (i) cooperate with the selling Holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of Registrable Securities to the underwriters;

             (j) use its best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities within the United States as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities;

             (k) upon the occurrence of any event contemplated in Section 5.4(c)(vi) above, prepare a supplement or post-effective amendment to the applicable Registration Statement or related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchaser of the Registrable Securities being sold thereunder, such prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

             (l) with respect to each issue or class of Registrable Securities, use its best efforts to cause all Registrable Securities covered by the Registration Statements to be listed on each securities exchange, if any, on which securities of the same class issued by the Company are then listed if requested by the holders of a majority of such issue or class Registrable Securities;

             (m) enter into such agreements (including an underwriting agreement) and take all such other action consistent with its obligations hereunder and reasonably required in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, if the registration is in connection with an underwritten offering, (i) make such representations and warranties to the underwriters, in such form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested; (ii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions in form, scope and substance shall be reasonably satisfactory to the underwriters) addressed to the underwriters covering the matters customarily covered in opinions requested in underwritten offerings; (iii) obtain "cold comfort" letters and updates thereof from the Company's accountants addressed to the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by underwriters in connection with underwritten offerings; (iv) set forth in full in any underwriting agreement entered into the indemnification provisions and procedures of Section 5.5 hereof with respect to all parties to be indemnified pursuant to said Section; and (v) deliver such documents and certificates as may be reasonably requested by the underwriters to evidence compliance with clause (i) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the company; the above shall be done at each closing under such underwriting or similar agreement or as to the extent required hereunder;

             (n) make available for inspection upon reasonable notice by one or more representatives of the Holders of Registrable Securities being sold, any underwriter participating in any disposition pursuant to such registration, and any attorney or accountant retained by such Holders or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representatives at reasonable times, in connection with such; and

             (o) otherwise use its best efforts to comply with all applicable Federal and state regulations; and take such other action as may be reasonably necessary to or advisable to enable each such Holder and each such underwriter to consummate the sale or disposition in such jurisdiction or jurisdictions in which any such Holder or underwriter shall have requested that the Registrable Securities be sold.

         Except as otherwise provided in this Agreement, the Company shall have sole control in connection with the preparation, filing, withdrawal, amendment or supplementing of each Registration Statement, the selection of underwriters, and the distribution of any preliminary prospectus included in the

Registration Statement, and may include within the coverage thereof additional shares of Common Stock or other securities for its own account or the account of one or more of its other security holders.

         The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish to the company such information regarding the distribution of such securities and such other information as may otherwise be required by the Securities Act to be included in such Registration Statement.

         5.5 Indemnification
             ---------------

             (a) Indemnification by Company. In connection with each
                 --------------------------
Registration Statement relating to disposition of Registrable Securities, the Company shall indemnify and hold harmless each Holder and each underwriter of Registrable Securities and each person, if any, who controls such Holder or underwriter (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (collectively, "Holder Indemnified Parties") against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other Federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that such indemnity shall not inure
                        --------  -------
to the benefit of any Holder or underwriter (or any person controlling such Holder or underwriter within the meaning of Section 1 of the Securities Act or
Section 20 of the Exchange Act) on account of any losses, claims, damages or liabilities arising from the sale of the Registrable Securities if such untrue statement or omission or alleged untrue statement or omission was made in such Registration Statement, prospectus or preliminary prospectus, or such amendment or supplement, in reliance upon and in conformity with information furnished in writing to the Company by the Holder or underwriter specifically for use therein. This indemnity agreement shall be in addition to any liability which the Company may otherwise have.

             (b) Indemnification by Holder. In connection with the Registration
                 -------------------------
Statement, each Holder shall indemnify, to the same extent as the indemnification provided by the Company in Section 5.5(a) hereof, the Company, its directors and each officer who signs the Registration Statement and each person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) but only insofar as such losses, claims, damages and liabilities arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which was made in the Registration Statement, the prospectus or preliminary prospectus or any amendment thereof or supplement thereto, in reliance upon and in conformity with information furnished in writing by such Holder to the Company specifically for use therein. In no event shall the liability of any selling Holder of Registrable Securities hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above, with respect to information so furnished in writing by such persons specifically for inclusion in any prospectus, registration statement or preliminary prospectus or any amendment thereof or supplement thereto.

             (c) Conduct of Indemnifications Procedure. Any party that proposes
                 -------------------------------------
to assert the right to be indemnified hereunder will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against any indemnifying party or parties under this Section, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. No indemnification provided for in Section 5.5(a) or 5.5(b) hereof shall be available to any party who shall fail to give notice as provided in this Section 5.5(c) to the extent the party to whom notice was not given was prejudiced by the failure to give such notice, but the omission to so notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party for contribution otherwise than under this Section. In case any such action, suit or proceeding shall be brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof and the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnifying party of such indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties, (ii) the indemnified party shall have reasonably concluded that there may be a conflict of interest between the indemnifying parties and the indemnified party in the conduct or the defense of such action (in which case the indemnified parties shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnified parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying parties. The indemnifying party shall not without the prior written consent of each indemnified party affected thereby, effect any settlement of any pending or threatened proceeding in which such indemnified partly has sought indemnity hereunder, unless such settlement involvement an unconditional release of such Indemnified Party from all liability arising out of such action, claim, litigation or proceeding.

             (d) Contribution.  If the indemnification provided for in this
                 ------------
Section 5.5 is unavailable to any party entitled to indemnification pursuant to
Section 5.5(a) or 5.5(b) hereof, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, judgments, liabilities and expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and each Holder Indemnified Party on the other from the offering of the Registrable Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and each Holder Indemnified Party on the other in connection with statements or omissions which resulted in such losses, claims, damages, judgments, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and each Holder Indemnified Party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by each Holder Indemnified Party on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

             (e) The company and each Holder Indemnified Party agree that it would not be just and equitable if contributions pursuant to Section 5.5(d) hereof were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 5.5(d) hereof. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages, liabilities, or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. No person found guilty of fraudulent misrepresentation (within the meaning of section 11(f) of the Act) shall be entitled to contribution from any person who was found guilty of such fraudulent representation.

             5.6 Reservation of Shares. The Company hereby agrees that at all
                 ---------------------
times there shall be reserved for issuance and delivery upon conversion of any of the Shares such number of Conversion Shares as may be issuable upon conversion of the Shares. All Conversion Shares shall be duly authorized, and when issued upon such conversion, shall be validly issued, fully paid and nonassessable, free and clear of all liens, interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights.

                                   SECTION 6

                                 MISCELLANEOUS
                                 -------------

         6.1 Governing Law. This Agreement shall be governed by and construed in
             -------------
accordance with the laws of the State of New York, without giving effect to conflicts of law.

         6.2 Survival. The representations and warranties made in Sections 3 and
             --------
4 herein shall survive the Closing Date for a period of one (1) year.

         6.3 Successors and Assigns. This Agreement shall inure to the benefit
             ----------------------
of, and be binding upon, the parties hereto and their respective successors, permitted assigns, heirs, executors and administrators. No Purchaser may assign its obligations hereunder to be performed on or before the Closing.

         6.4 Entire Agreement; Amendment. This Agreement and the documents
             ---------------------------
delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated except by a written instrument signed by the Company and the Purchasers; provided, however, that Purchasers holding a majority of the Shares together
--------  -------
with the Company may by written instrument amend the provisions of Sections 5 or 6 (other than this Section 6.4) hereof.

         6.5 Notices; Etc. All notices and other communications required or
             ------------
permitted hereunder shall be in writing and shall be mailed by first class mail, postage prepaid, or by express courier, or delivered either by hand or by messenger, addressed (a) if to a Purchaser, as indicated on the signature page hereof, or at such other address as such Purchaser shall have furnished to the Company in writing, or (b) if to the Company, at 4380 Boulder Highway, Las Vegas, Nevada 89121, Attn: Chief Financial Officer, or at such other address as the Company shall have furnished to the Purchasers in writing.

         6.6 Rights: Separability. Unless otherwise expressly provided herein,
             --------------------
the rights of the Purchasers hereunder are several rights, not rights jointly held with any of the other Purchasers. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         6.7 Information Confidential. Each Purchaser acknowledges that the
             ------------------------
information received by it pursuant to this Agreement may be confidential and is for the Purchaser's use only. It will not use such confidential information in violation of the Exchange Act or otherwise, or reproduce, disclose or disseminate such information to any other person (other than its employees or agents having a need to know the contents of such information, and its attorneys and financial advisors), except in connection with the exercise of rights under this Agreement, unless the Company has made such information available to the public generally or such Purchaser is required to disclose such information by a governmental body.

         6.8 Expenses. The Company and the Purchasers shall bear their own
             --------
expenses and legal fees incurred on their behalf with respect to this Agreement and the transactions contemplated hereby.

         6.9 Titles and Gender. The titles of the Sections and Subsections of
             -----------------
this Agreement are for convenience of reference only and are not to be considered in construing this Agreement. Whenever used herein, the singular member includes the plural, the plural includes the singular, and the use of either gender shall include both genders.

         6.10 Counterparts. This Agreement may be executed in any number of
              ------------
counterparts, each of which shall be a original, but all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

                              ALLIANCE GAMING CORPORATION



                              By:
                                 ------------------------------------


                              PURCHASER:


                              ---------------------------------------

                              By:
                                 ------------------------------------



                                    Address:
                                            -------------------------

                                            -------------------------

                                            -------------------------

                              No. of Shares:
                                            -------------------------